EXHIBIT 5.1


                              NTL INCORPORATED
                            110 EAST 59TH STREET
                          NEW YORK, NEW YORK 10022


                                                October 18, 1999


Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549


        Re:    NTL Incorporated's Registration Statement on Form S-8

Ladies and Gentlemen:

        I am Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Company"), and am familiar with the proceedings taken by the Company in connection with (a) the Registration Statement on Form S-8 (the "Registration Statement") which the Company is filing to register 58,963 shares of its common stock, par value $.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Securities Act"), issuable under the Form of Warrant Agreement between the Optionholder, Premium TV Limited ("Premium"), NTL Digital Limited, NTL Communications Corp., De Facto 770 Limited (as trustee of The NTL Incorporated Employee Incentive Trust) (the "Trust") and the Company (the "Warrant Agreement") to the Optionholder who has been granted an option (the "Warrant") pursuant to the Warrant Agreement, which warrant is in exchange for an option previously granted to the Optionholder by Premium in terms of the share option agreement, dated as of July 3, 1998, between the parties to the Warrant Agreement (other than the Trust), and
(b) the Rights Agreement, dated as of October 13, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), which provides for one right (each, a "Right") to purchase shares of the Company's Series A Junior Participating Preferred Stock to be attached to and issued with each share of Common Stock.

        This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        As General Counsel of the Company, I have general supervision over the Company's legal affairs. In such capacity, I have examined and am familiar with originals or copies of (i) the Restated Certificate of Incorporation and By-laws of the Company, as currently in effect, (ii) resolutions of the Board of Directors of the Company relating to the Warrant Agreement and the Registration Statement (iii) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (iv) the Warrant Agreement, (v) the Rights Agreement, and (vi) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In examining documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others.

        I am admitted to the Bar of the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, I am of the opinion that:

        1. The shares of Common Stock, when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        2. The Rights, when issued in accordance with the Rights Agreement, will be validly issued.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.


                                    Very truly yours,


                                    /s/  Richard J. Lubasch
                                    _________________________________
                                    Richard J. Lubasch
                                    Executive Vice President, General Counsel
                                    and Secretary